Exhibit 13.1

CERTIFICATION PURSUANT TO
18 U.S.C. §1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the annual report of Dejour Enterprises Ltd. (the “Company”) on Form 20-F for the fiscal year ended December 31, 2009 as filed with the Securities and Exchange Commission on the date here of (the “Report”), I, Robert Hodgkinson, Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. §1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)           The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)           The information contained in this Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/Robert Hodgkinson
Robert Hodgkinson
Chief Executive Officer
Principal Executive Officer
June 30, 2010

A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.  The foregoing certification is being furnished solely pursuant to 18 U.S.C. §1350 and is not being filed as part of the annual report or as a separate disclosure document.